                                                            EXHIBIT 10.12(a)


                         Dated   29th  January 1999
                         --------------------------
                               (1) DR KEVIN AUTON


                          (2) GENOMIC SOLUTIONS LIMITED





                          COMPROMISE AGREEMENT PURSUANT

                           TO SECTION 77(4)(aa) OF THE

                          SEX DISCRIMINATION ACT 1975,

                           SECTION (72)(4)(aa) OF THE

                            RACE RELATIONS ACT 1976,

                     SECTION 288(2A) OF THE TRADE UNION AND

                   LABOUR RELATIONS (CONSOLIDATION) ACT 1992,

            SECTION 9(2)(b) OF THE DISABILITY DISCRIMINATION ACT 1995

                           AND SECTION 203 (2) (f) OF

                         THE EMPLOYMENT RIGHTS ACT 1996





                              Hewitson Becke + Shaw
                                   Solicitors
                                42 Newmarket Road
                                    Cambridge
                                     CB5 8EP

AN AGREEMENT made the 29th, day of  January 1999
------------

BETWEEN

KEVIN AUTON of 42 Croftsfield Road, Godmanchester, Cambridgeshire PE18 8ED (hereinafter called "Dr Auton") of the first part and

GENOMIC SOLUTIONS LIMITED whose registered office is situate at Unit 3, Forge Close, Little End Road, Eaton Socon, Huntingdon, PE19 3TP (hereinafter called "the Company") of the second part.

WHEREAS:-

            (1) Dr Auton's employment with the Company will terminate on 14th May 2000 ("the Termination Date") upon expiry of the written notice given to Dr Auton on 15th November 1999 unless terminated earlier pursuant to clause 2.5 below..

            (2) The Company has exercised its right pursuant to its Employment Agreement ("the Employment Agreement") with Dr Auton dated 9th December 1998 to require Dr Auton not to attend, inter alia, his place of work.

                    Michael Barham, a Solicitor, of Messrs Barr Ellison of 39 Parkside, Cambridge CB1 1PN (hereinafter called "Mr Barham") has been advising Dr Auton as to his rights arising upon the said termination of his employment and in particular as to any right which he has or may have to institute any proceedings in an Employment Tribunal in respect of which a Conciliation Officer is authorised to act by virtue of section 18 of the Employment Tribunals Act 1996 including (but not limited to) any proceedings complaining that the Company breached Dr Auton's contract of employment with it, committed an act of discrimination against Dr Auton which was unlawful by virtue of Part II of the Sex

                    Discrimination Act 1975 ("the 1975 Act") or by virtue of
                    Part II of the Race Relations Act 1976 ("the 1976 Act") or by virtue of Part II of the Disability Discrimination Act 1995 ("the 1995 Act"), breached the provisions of the Trade Union and Labour Relations (Consolidation) Act 1992 ("the 1992 Act"), unfairly dismissed Dr Auton in contravention of the provisions of Chapter I of Part X to the Employment Rights Act 1996 ("the 1996 Act") or that it made any deduction from his wages or received any payment from him in contravention of section 13)(1) or section 15(l) of the 1996 Act, all of which proceedings are referred to below as "the Particular Proceedings".

          (4) The parties acknowledge that Dr Auton has raised complaints of the type more particularly described in recital (3) above and that the purpose and intention of this Agreement is to lawfully and validly exclude, waive and compromise such complaints

WHEREBY IT IS AGREED AS FOLLOWS:
-------------------------------

1. In this Agreement unless the context otherwise requires the expression "Associated Company" shall mean:-

           1.1 a subsidiary or holding company of the Company or a subsidiary of any such holding company;

           1.2 a company having an ordinary share capital of which not less than 25 per cent is owned directly or in directly by the Company applying the provisions of Section 838 of the Income and Corporation Taxes Act 1988 in the determination of ownership;

           1.3 any other company which is a member of the Genomic group of companies at the date hereof.

2. Provided that Dr Auton has executed a copy of this Agreement and sent it to the Company or its Solicitors:

2.1 Between the date of this Agreement and 14th May 2000 Dr Auton's employment with the

         Company will be subject to the terms of the Employment Agreement dated 9th December 1998 save as varied by this Agreement.

2.2 Dr Auton shall be entitled to all benefits arising under clauses 6 and 9, save that the Company confirms that it will not exercise any discretion to award a bonus to Dr Auton pursuant to clause 6.1.2 of the Employment Agreement.

2.3 In addition to the continuing benefits referred to in clause 2.2 above Dr Auton shall be entitled to retain for his personal use the mobile telephone and lap top computer provided by the Company to Dr Auton until 14th May 2000.

2.4 Dr Auton will be entitled to seek alternative employment during the balance of his notice period and if called upon to do so by a prospective employer of Dr Auton, the Company will provide to that prospective employer a reference in respect of Dr Auton substantially in accordance with the tenor of the draft attached as the First Schedule hereto.

2.5 Dr Auton as a separate obligation will notify the Company if he is successful in obtaining alternative employment during the period up to 14th May 2000 by contacting The Vice Chairman. In the event that such alternative employment can commence prior to 14th May 2000 the Company may, at its absolute discretion, release Dr Auton from his employment upon the condition that it has no obligation thereafter to pay him or provide any of the benefits provided for in the Employment Agreement or those referred to in clause 2.3 above and that the deemed termination date for the purposes of clause 18 of the Employment Agreement shall be 14th May 2000.

2.6 The Company will within 28 Days pay to Dr Auton the sum of $16 000 less tax and National Insurance contributions and in consideration for that payment Dr Auton shall take all necessary steps and execute all necessary documents to ensure the relinquishing of all Dr Auton's rights, duties and obligations pursuant to the promissory note dated 28th October 1999 and its attached warrants which documents are attached for the avoidance of doubt as the Third Schedule to this Agreement.

2.7 Dr Auton hereby acknowledges that thereafter he will have no rights arising from the documents referred to in clause 2.7 or the transfer thereof

2.8 The Company shall procure that Dr Auton be permitted to exercise 37,500 of the options vested or to be vested in his favour arising from the Genomic Solutions Inc 1998 Stock Options Plan Incentive Stock Option Agreement provided that such options must be exercised within 90 days of the Termination Date or any earlier termination date. For the avoidance of doubt, under the above arrangement it is intended by the parties that Dr Auton shall be entitled to exercise 25 000 shares from his first option agreement which total shall include any shares which had vested prior to the Termination date. In relation to his second option agreement Dr Auton shall be entitled to exercise 12 500 shares.

2.9 make a contribution to Dr Auton's adviser's fees in this matter, such contribution to be of no more than Pound Sterling 750 plus Value Added Tax and to be made forthwith upon production to the Company of Barr Ellison's invoice (addressed to Dr Auton but shown as payable by the Company) for advising Dr Auton on the terms and effect of this Agreement.

3. Dr Auton HEREBY ACCEPTS the monies and the benefits to be provided to him under clause 2 above in full and final settlement of all and any claims and rights of action (including the Particular Proceedings and any claims or rights of action under equity, contract, statute, tort or European law) which he has or may have against the Company or any Associated Company arising from or connected with his employment by the Company or the termination thereof (except in relation to any claim for personal injury which Dr Auton may have against the Company) and HEREBY AGREES to refrain from instituting the Particular Proceedings.

4. Dr Auton HEREBY AGREES pursuant to clause 15 of the Employment Agreement to resign as a Director of the Company.

5. For the avoidance of doubt, the benefits referred to in clause 2 above shall be provided on condition that if:

         5.1 contrary to the intention of the parties Dr Auton's right to present an unfair dismissal claim against the Company has not been validly and lawfully excluded by the provisions of this Agreement;

         5.2 Dr Auton should commence proceedings against the Company for unfair dismissal; and

         5.3 an Employment Tribunal should find that he was unfairly dismissed by the Company (which is denied)

         The value of the said benefits shall be brought into account by him in calculating any compensatory award to which he may be entitled pursuant to section 123 of the 1996 Act.

6. Dr Auton HEREBY CONFIRMS that he has complied with clause 16.2 of the Employment Agreement.

7. The parties HEREBY AGREE that they shall not make or publish by any means or medium whatsoever to any person, firm, company, organisation or body wheresoever (or cause or procure to be so made or published) any statement or communication (whether transmitted orally, in writing or electronically) concerning the circumstances surrounding the termination of Dr Auton's employment with the Company or the reasons for such termination SAVE FOR the statement attached as the Second Schedule hereto.

8. In consideration of the payment to him by the Company of the sum of Pound Sterling 10.00, less Income Tax (which payment shall be made on the date of this Agreement) Dr Auton HEREBY UNDERTAKES to the Company that he shall keep the terms of this Agreement confidential and not disclose its terms to any person, firm, company, organisation or body without the prior written permission of a Director of the Company PROVIDED THAT nothing contained in this clause 8 shall prevent Dr Auton from disclosing the terms of this Agreement to his spouse or partner or the Inland Revenue or the Department of Social Security or pursuant to any Order of a Court or Tribunal of competent jurisdiction.

9. Dr Auton HEREBY WARRANTS to the Company that he received advice from Mr Barham as to the terms and effect of this Agreement prior to Dr Auton executing the same and (in particular) as to its effect on his ability to institute the Particular Proceedings believing (to the best of his knowledge, information and belief) Mr Barham to have been a "relevant independent adviser" at the time or times such advice was given having regard to the definitions given to those words by section 77(4B) of the 1975 Act, section 72(4B) of the 1976 Act, section 288(4) of the 1992 Act, section 9(4) of the 1995 Act and section 203(4) of the 1996 Act, as each of those sections have been amended by the provisions of the Employment Rights (Dispute Resolution) Act 1998.

10. A true copy of a letter dated 29 December 1999 from Barr Ellison to the Company's Solicitors is attached as the Third Schedule hereto.

11. The parties HEREBY ACKNOWLEDGE AND AGREE that the conditions (as far as they understand them) regulating compromise agreements under the 1975 Act, the 1976 Act, the 1992 Act, the 1995 Act and the 1996 Act are satisfied by the terms of this Agreement and by the letter attached as the Third Schedule hereto.

12. This Agreement shall be construed in accordance with the law of England and Wales.



AS WITNESS WHEREOF Dr Auton and a duly authorised representative of the Company
------------------
have set their hands the day and year first above written.


SIGNED by the said         )
DR KEVIN AUTON             ) /s/ Kevin Auton
in the presence of:        )




SIGNED by   )
duly authorised to do so   )
for and behalf of          )
GENOMIC SOLUTIONS LIMITED  ) /s/ P. Nicholas King
in the presence of:        )

                      THE FIRST SCHEDULE REFERRED TO ABOVE
                            TEXT OF AGREED REFERENCE

Dr Auton joined Genomics Solutions Ltd (the UK subsidiary of Genomic Solutions
Inc) in March 1998 becoming Managing Director October 1998. He discharged the obligations and the responsibilities of that office to our satisfaction. It became apparent that a difference of opinion existed between ourselves and Dr Auton as to future Group policy. It has been mutually agreed that Dr Auton should cease employment with Genomic.

                     THE SECOND SCHEDULE REFERRED TO ABOVE
                            TEXT OF AGREED STATEMENT

It has been mutually agreed that Dr Auton should leave Genomics following differences of opinion of future Group policy. A copy of the reference provided for Dr Auton can be provided upon request.

                      THE THIRD SCHEDULE REFERRED TO ABOVE

COPY LETTER DATED 29 December 1999 FROM Barr Ellison TO THE COMPANY'S
                                  SOLICITORS.

                            [BARR ELLISON LETTERHEAD]



Messrs Hewitson Becke + Shaw
Shakespeare House
42 Newmarket Road
Cambridge
CB5 8EP

Your ref:TDVT

Our ref:STP/MSB/SRP/AUT002/001:

Dear Sirs,

DR KEVIN AUTON AND GENOMIC SOLUTIONS LIMITED

We write further to the Compromise Agreement under (inter alia) section 77(4)(aa) of the Sex Discrimination Act 1975, section 72(4)(aa) of the Race Relations Act 1976, section 288 (2A) of the Trade Union and Labour Relations (Consolidation) Act 1992, section 9(2)(b) of the Disability Discrimination Act 1995 and section 203(2)(f) of the Employment Rights Act 1996 proposed between Dr Auton and Genomic Solutions Limited ("the Proposed Compromise Agreement").

This letter is to confirm that Dr Auton has been advised by Mr Michael Barham, a Solicitor.

It is also confirmed that at the date hereof and at all times during which Mr Barham has advised Dr Auton on the subject matter of the Proposed Compromise Agreement and the legal effect of the same ("the Relevant Times") he is and has been a Solicitor of the Supreme Court holding a practising certificate entitling her to practise as such.

We further confirm that at the Relevant Times Mr Barham has not been acting in this matter for Genomic Solutions Limited or any associated employer of its, and that Mr Barham is a "relevant independent adviser" having regard to the definitions given to those words by section 77(4B) of the Sex Discrimination Act 1975, section 72(4B) of the Race Relations Act 1976, section 288(4) of the Trade Union and Labour Relations (Consolidation) Act 1992, section 9(4) of the Disability Discrimination Act 1995 and section 203(3A) of the Employment Rights Act 1996 as each of those sections have been amended by the provisions of the Employment Rights (Dispute Resolution) Act 1998.

We also confirm that Mr Barham has given relevant independent advice to Dr Auton as to the terms and effect of the Proposed Compromise Agreement and, in particular, as to its effect on Dr Auton's ability to exercise any rights which he has or may have to institute any proceedings against Genomic Solutions Limited in an Employment Tribunal in respect of which a Conciliation Officer is authorised to act including (but not limited to) any proceedings that Genomic Solutions Limited breached his contract of employment with it, committed an act of discrimination against him which was unlawful by virtue of Part II of the Sex Discrimination Act 1975 or by virtue of Part II of the Race Relations Act
1976 or by virtue of Part II of the Disability

Discrimination Act 1995, breached the provisions of the Trade Union and Labour Relations (Consolidation) Act 1992, unfairly dismissed him in contravention of the provisions of Chapter I of Part X to the Employment Rights Act 1996 or that it made any deduction from his wages or received any payment from him in contravention of section 13(1) or section 15(1) of that Act.

During the Relevant Times, there has been in force a contract of insurance or an indemnity provided for members of our profession covering the risk of a claim by Dr Auton in respect of loss arising in consequence of the advice given to him by Mr Barham.

We confirm that this letter may be annexed to the Proposed Compromise Agreement.

Yours faithfully

/s/ Barr Ellison

Barr Ellison

                      THE FOURTH SCHEDULE REFERRED TO ABOVE

              The Promissory Note and Warranties 28th October 1999

The warranties have been previously filed as exhibits 4.13, 4.14 and 4.15

THE RIGHTS OF THE HOLDER OF THIS NOTE TO RECEIVE PAYMENT ARE SUBJECT AND SUBORDINATE TO THE PAYMENT OF ALL OBLIGATIONS OF MAKER OR OBLIGOR TO COMERICA BANK, AND ITS SUCCESSORS AND ASSIGNS, UNDER THE TERMS OF THE SUBORDINATION AGREEMENT DATED OCTOBER 28, 1999 EXECUTED BY GENOMIC SOLUTIONS, INC., THE PAYEE OF THIS NOTE, ET AL.

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED TO EFFECTUATE SUCH TRANSACTION.

                       P R O M I S S O R Y   N O T E

$9,500.00                                            Ann Arbor, Michigan
                                                     October 28, 1999



         FOR VALUE RECEIVED, Genomic Solutions, Inc., a Delaware corporation, 4355 Varsity Drive, Suite E, Ann Arbor, Michigan 48108, Genomic Solutions, Ltd., a United Kingdom corporation, Unit 3, Forge Close, Little End Road, Eaton Socon, St. Neots, Cambridgeshire, England PE193TP and Genomic Solutions, K.K., a Japanese corporation, Gotanda Chuo Bldg. 2F, 3-5, Higashigotanda 2-chome, Shinagawa-ku, Tokyo 141-0022, Japan, jointly and severally, hereinafter collectively referred to as "Borrower", promise to pay to the order of Kevin A. Auton, hereinafter called the "Lender," or holder the sum of nine thousand five hundred and no/100 ($9,500.00) dollars in lawful money of the United States of America, with interest at the rate of twelve percent (12.0%) per annum on all sums at any time unpaid, at 42 Croftfield Road, Godmanchester, Huntingdon, Cambridgeshire PE18 8ED or at such other place as the holder hereof may designate by written notice to the Borrower, with interest from the date of the disbursement of the loan, until paid.

         The principal and interest shall be payable over five (5) years ("Loan Term") as follows: except as otherwise provided herein for early payment, the principal shall be due and payable on the earliest of (i) October 28, 2004, (ii) the settlement date following the effective date of a registration statement filed by Genomic Solutions, Inc. (hereinafter sometimes referred to as "Parent") with the Securities and Exchange Commission for a public offering and sale of securities of Parent, (iii) the effective date, immediately after the effective time, of any merger or consolidation of Parent, (iv) a transfer of more than

50% of the issued and outstanding common stock of Parent (if immediately after the transfer the transferee has control of Parent), or (v) a sale of substantially all of the assets of Parent. Interest shall be payable quarterly in arrears on each March 31, June 30, September 30 and December 31 commencing December 31, 1999. On each interest payment date, (i) 7/12ths of the interest payable on such date shall be paid in cash, and (ii) 5/12ths of the interest payable on such date shall be paid by the issuance to Lender of a number of shares of common stock of Parent equal to the amount of such interest divided by the Minimum Company Value, provided that on each scheduled interest payment date, Lender may upon ten (10) days' prior written notice to Parent elect not to receive such payment in shares of common stock of Parent and instead elect to defer payment of 5/12ths of the interest due on such scheduled interest payment date, which amount shall then be added to the outstanding principal balance of this Note with effect as of such payment date. Except as otherwise provided herein for early or accelerated payment, the entire unpaid principal balance plus accrued interest and all other indebtedness shall be due and payable on or before October 28, 2004. Interest shall be calculated on a 365 day basis on the unpaid principal balance for the actual days outstanding. For purposes of the foregoing, "Minimum Company Value" shall be the same amount determined as the Minimum Company Value in accordance with the provisions of the Warrants attached to the Loan Agreement (defined below) as Exhibit B (initially $4.50 per share).

         Parent has granted to Lender a security interest in or lien upon all assets of Parent as described in the Security Agreement and Assignment and Pledge Agreement of even date herewith, and Borrower may hereafter grant a security interest in or lien upon other assets as may be described in any other security agreement, mortgage, or other document executed at any time by the Borrower and delivered to the Lender (herein collectively termed "Collateral") as security for the payment of this Note, and for the payment of all other liabilities, whether direct, indirect, absolute or contingent, now or hereafter existing, due to become due, several or otherwise, of the Borrower to the Lender under the Loan Documents (as defined in the Loan Agreement) (herein termed "Indebtedness").

         Upon an event of default under any security agreement, the Business Loan Agreement dated October 28, 1999 between Lender, Borrower and others (the "Loan Agreement"), or any document given in connection with the Collateral, which event of default is not cured within any applicable grace period, (i) this Note and all Indebtedness shall, at the option of the Lender, become immediately due and payable in full without notice, presentation or demand for payment, all such being hereby waived by the Borrower and in such event, it is agreed that the Lender may exercise all rights and remedies available to it under any security agreement, hypothecation agreement, Loan Agreement, or other agreement relating to or otherwise securing any of the indebtedness or, which may be available to Lender under the Uniform Commercial Code as in effect in the State of Michigan or other applicable law, and (ii) this Note shall thereafter bear interest at the rate of sixteen percent (16%) per annum until such default is cured. Delay or forbearance by the Lender in the exercise of any right granted hereunder shall not operate as a waiver thereof.

         A late payment fee in the amount of five percent (5.0%) of the installment due and owing will be assessed against the Borrower in the event the payment required hereunder is received by the Lender more than ten (10) days after the due date.

         Provided that all interest payments on this Note shall then be current, Borrower may prepay this Note in whole at any time or in part from time to time. Upon any payment of the principal of this Note in whole or in part prior to
October    , 2004, including as a result of this Note becoming immediately due and payable at the option of the Lender in accordance with the terms of this Note, Borrower shall pay a premium equal to the following sums:

         (i) on amounts prepaid prior to October 29, 2000 five percent (5%) of amounts prepaid;

         (ii) on amounts prepaid after October 28, 2000 but prior to October 29, 2001, four percent (4%) of amounts prepaid;

         (iii) on amounts prepaid after October 28, 2001 but prior to October 29, 2002, three percent (3%) of amounts prepaid;

         (iv) on amounts prepaid after October 28, 2002 but prior to October 29, 2003, two percent (2%) of amounts prepaid;

         (v) on amounts prepaid after October 28, 2003, one percent (1%) of amounts prepaid,

provided however that (x) if such payment of this Note is a condition imposed by parties purchasing not less than $10,000,000 of common stock or preferred stock of Parent, the premium payable upon payment of this Note in whole or in part prior to October 29, 2000 shall be 2-1/2% instead of 5%, and (y) no premium shall be payable if the value of Borrower, implicit in the price at which shares of common stock of Parent are sold in a public offering pursuant to a registration statement, or the price applicable in any merger or consolidation of Parent or the transfer of more than 50% of the issued and outstanding common stock of Parent or the sale of substantially all of the assets of Parent, shall exceed $50,000,000, and if the prepayment of this Note shall occur by reason of such event. This Note is one of various promissory notes executed and delivered by Borrower pursuant to the Loan Agreement. Borrower shall not prepay this Note in whole or in part unless Borrower shall concurrently prepay in whole or a prorata part of all other promissory notes originally executed and delivered by Borrower on the same date as this Note.

         Notwithstanding any provision to the contrary, it is the intent of the Lender and Borrower that neither the Lender nor any subsequent holder shall be entitled to receive, collect, reserve or apply, as interest, any amount in excess of the maximum lawful rate of interest permitted to be charged by applicable law or regulations, as amended or enacted from time to time. In the event the Note calls for an interest payment that exceeds the maximum lawful rate of interest then applicable, such interest shall not be received, collected, charged, or reserved until such time as that interest, together with all other interest then payable, falls within the applicable maximum lawful rate of interest. In the event the Lender, or any subsequent holder, receives any such interest in excess of the then maximum lawful rate of interest, such amount which would be excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such, or, if the principal indebtedness evidenced hereby is paid in full, any remaining excess funds shall immediately be paid to the Borrower.

         Borrower hereby waives presentment, demand, protest and notice of dishonor and agrees that Borrower shall not be released or discharged by reason of any release, sale or non-action with respect to the Collateral or other undertakings securing this Note.

         The security rights of Lender and its assigns shall not be impaired by Lender's sale, hypothecation, or rehypothecation of any Note of the Borrower or any item of the collateral, or by any indulgence, including but not limited to:
(i) Any renewal, extension, or modification which Lender may grant with respect to the Indebtedness or any part thereof,' (ii) Any surrender, compromise, release, renewal, extension, exchange, or substitution which Lender may grant in respect to the Collateral, or (iii) any indulgence granted in respect of any endorser, co-maker, guarantor or surety. The purchaser, assignee, transferee, or pledgee of this Note, the Collateral, any guarantee, and any other document (or any of them), sold, assigned, transferred, pledged, or repledged, shall forthwith become vested with and entitled to exercise all the powers and rights given by this Note and all Loan Documents of the undersigned to Lender, as if said purchaser, assignee, transferee, or pledgee were originally named as payee in this Note and in the Loan Documents.

         This Note shall be construed, interpreted and enforced in accordance with the laws of the State of Michigan without regard to its conflict of laws principles. Borrower expressly submits to the jurisdiction and venue in the Federal or state courts of the State of Michigan by process served by mail on Borrower at the address set forth above.

         This Note has been negotiated between Borrower and Lender and shall be deemed to be mutually drafted by them.

         IN WITNESS WHEREOF, this Note has been executed by the duly authorized officers of the Borrower.

                                        GENOMIC SOLUTIONS, INC.

                                        By:
                                           ----------------------------------
                                           Jeffrey S. Williams, President



                                        GENOMIC SOLUTIONS, LTD

                                        By:
                                           ----------------------------------


                                        GENOMIC SOLUTIONS, K.K.

                                        By:
                                           ----------------------------------




                                       5